Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Amplitude, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-259698) on Form S-8 of our report dated February 16, 2022, with respect to the consolidated financial statements of Amplitude, Inc.

/s/ KPMG LLP

San Francisco, California

February 16, 2022